Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event:  November 30, 2012

Spine Pain Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas   77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, we entered into a new employment agreement with John Bergeron, our Chief Financial Officer. His previous employment agreement expired on September 30, 2012. The terms of the new employment agreement include (i) a two-year term beginning on December 1, 2012, (ii) an annual salary of $90,000, and (iii) 200,000 unvested stock options to purchase shares of common stock at an exercise price of $0.54 per share. The stock options will expire on December 1, 2017, and 50,000 of the stock options will vest and become exercisable every six months during the term of the agreement. If at any time during the term of the agreement Mr. Bergeron’s employment with us should end, all unvested stock options will be relinquished.

We are filing herewith as “Exhibit 10.1” a copy of the new employment agreement with John Bergeron.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ John Bergeron
By: John Bergeron
Date: December 12, 2012	Chief Financial Officer